Exhibit 23.1(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated February 10, 2001, except for Note 21 as to which the date is March 22, 2001, with respect to the consolidated financial statements and schedule of SLI, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP

Chicago, Illinois
March 28, 2001